UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Syntel, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing consists of the following document:

•	Updates to Employee FAQ, made available July 26, 2018

Sr. No	Question	Answer
31	After the integration, are we going to maintain the Syntel Logo or Syntel will cease to exist and will be ATOS?	It is too early to tell. Decisions such as this will be made by Atos following the closing. Syntel will continue its business as usual (including using the logo) until the transaction closes.

32	As we are currently running BAU operations, can we consider ATOS employees and ex-ATOS employees as applicants for our job opportunities?	We are permitted to consider ATOS or ex-ATOS employees to fill a position as long as we would have otherwise considered them in the ordinary course and we follow the same process we would follow with any other applicant (i.e., not special treatment). Hiring decisions should be made independent of the transaction with ATOS: We should feel comfortable having a person on Syntel’s payroll regardless of whether there were any transaction.

33	Does this acquisition impact the current VISA applications and processes (H1, L1, GC)?	The merger process will take some time. Before the transaction closes, applications will continue to be filed under the name of Syntel. Once the merger closes, ATOS will make any required notifications and determine any other required actions.

34	Does the merger have an impact on Syntel policies and processes?	Syntel will maintain its Policies and Processes until the merger is completed; management will determine any changes that need to be made in the ordinary course of business. Following the merger any changes would be determined by Atos.

35	Is KPO part of this acquisition? What will happen to the 4SPL and Syntel entity (Statestreet)?	KPO, like every other part of Syntel’s business, is part of the acquisition. Syntel anticipates that its relationship with State Street will continue business as usual.

Sr. No	Question	Answer
36	What caused this decision? How did we choose Atos and why did Atos choose Syntel?	The Syntel board of directors unanimously approved the transaction with Atos as part of its commitment to maximizing shareholder value. You should read Syntel’s proxy statement when it is available, which will describe the reasons for the board’s decisions.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of Syntel, including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement; the failure to satisfy each of the conditions to the consummation of the merger; the disruption of management’s attention from ongoing business operations due to the merger; the effect of the announcement of the merger on Syntel’s relationships with its customers as well as its operating results and business generally; the outcome of any legal proceedings related to the merger; employee retention as a result of the merger; our ability to maintain a competitive leadership position with respect to the services that we offer; the conduct of our business and operations internationally, including the complexity of compliance with international laws and regulations and risks related to adverse regulatory actions; our ability to deliver new services to the market on time and in a manner sufficient to meet demand; our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches; our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business; uncertainty in the global economic environment and financial markets; the status of our relationships with and condition of third parties, such as our key customers, upon whom we rely in the conduct of our business; our ability to effectively hedge our exposure to interest rate and foreign currency exchange rate fluctuations; and our dependence on our key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. Syntel is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Syntel by Atos. In connection with the proposed acquisition, Syntel intends to file relevant materials with the SEC, including Syntel’s proxy statement on Schedule 14A. STOCKHOLDERS OF SYNTEL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SYNTEL’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Syntel stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Syntel. Such documents are not currently available.

Participants in Solicitation

Syntel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Syntel common stock in respect of the proposed transaction. Information about the directors and executive officers of Syntel is set forth in the proxy statement for Syntel’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2018, and Syntel’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed on February 26, 2018. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.